NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO.


NUMBER SHARES


                           INTERNET CABLE CORPORATION
                   AUTHORIZED COMMON STOCK: 50,000,000 SHARES
                                             PAR VALUE: $.001



   THIS CERTIFIES THAT



   IS THIS RECORD HOLDER OF



         Shares of INTERNET CABLE CORPORATION Common Stock transferable on the books of the Corporation in person by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

  Dated:



   ____________________________                  ___________________________
              SECRETARY                                    PRESIDENT



 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

                                              Countersigned:
                                              INTERSTATE TRANSFER COMPANY
                                              874 East 5900 South, Suite 101
                                              Salt Lake City, Utah 84107
                                              (801) 281-9746 Fax (801) 281-9750
                                              By:______________________________